EXHIBIT 10.22
LEASE AGREEMENT BY AND BETWEEN MCCUE SYSTEMS, INC. AND SEA BREEZE 1 VENTURE DATED APRIL 29, 2003

Amendment No. Six to Lease
McCue Systems, Inc.

This Amendment, dated April 16, 2002, is by and between SeaBreeze I Venture ("Lessor") and McCue Systems, Inc. ("Lessee"). Lessor and Lessee entered into a lease agreement dated January ll, 1988 for the premises known as Suite 310 at lll Anza Boulevard, Burlingame, California. Such Lease was amended per the terms of Amendments One, Two, Three, Four and Five, and is now further amended as follows:

Premises: ***Effective May 1, 2003***
Suite 310 - Consisting of approximately 9,554 Rentable Square Feet

Termination Date: June 30, 2007

Base Rent Schedule:

Temporary Rent Restructuring Period:

05/01/03 – 06/30/03	(2 months)	$ 9,316.50 per mo.
07/01/03 – 09/30/03	(3 months)	$ 9,546.00 per mo.
10/01/03 – 11/30/03	(2 months)	$28,408.50 per mo.
12/01/03 – 02/29/04	(3 months)	$28,638.00 per mo.

Resume Standard Base Rent Schedule:

03/01/04 – 06/30/04	(4 months)	$19,092.00 per mo.
07/01/04 – 06/30/05	(12 months)	$19,564.00 per mo.
07/01/05 – 06/30/06	(12 months)	$20,051.00 per mo.
07/01/06 – 06/30/07	(12 months)	$20,552.00 per mo.

Base Year: Per Paragraph 4 of the Lease, the Base Year shall be remain 2002.

All other terms and conditions of the Lease, as amended, shall remain unchanged.

AGREED & ACCEPTED:

LESSOR:	***LESSEE:***
SeaBreeze I Venture	**McCue Systems, Inc.**
Phillip Raiser	[signature]
Date: 4/29/03	Date: 04/24/03

Amendment No. Five to Lease

McCue Systems, Inc.

This Amendment, dated June 28, 2002, is by and between SeaBreeze I Venture ("Lessor") and McCue Systems, Inc. ("Lessee"). Lessor and Lessee entered into a lease agreement dated January 11, 1988 for the premises known as Suite 310 at 111 Anza Boulevard, Burlingame, California. Such Lease was amended per the terms of Amendments One, Two, Three and Four and is now further amended as follows:

Premises::

Suite 310:	9,554 Rentable Square Feet ("Expansion Premises")
Suite 350:	3,400 Rentable Square Feet ("Original Premises")
Total:	**12,954 Rentable Square Feet**

Termination Dates: Expansion Premises: 04/30/03
Original Premises: 06/30/07

Base Rent Schedule: As detailed in the attached Exhibit A:

07/01/02 to 04/30/03	$24,073 per mo.	12,954 sq ft
05/01/03 to 06/30/03	$18,633 per mo.	9,554 sq ft
07/01/03 to 06/30/04	$19,092 per mo.	
07/01/04 to 06/30/05	$19,564 per mo.	
07/01/05 to 06/30/06	$20,051 per mo.	
07/01/06 to 06/30/07	$20,552 per mo.	

Base Year: Per Paragraph 4 of the Lease, the Base Year shall be changed to 2002, effective 07/01/02.

All other terms and conditions of the Lease, as amended, shall remain unchanged.

AGREED & ACCEPTED:

LESSOR:	***LESSEE:***
SeaBreeze I Venture	**McCue Systems, Inc.**
______________________	______________________
Date: 7/1/02	**Date:** 6/28/02

MC CUE SYSTEMS
LEASE RESTRUCTURING PROPOSAL
Suites 310 & 350
111 Anza Boulevard, Burlingame, CA
June 2002

	From	To	Months	Square Feet	Base Rent $/Month	Base Rent $/SF/Month	Annual Adj.
Current Lease	07/01/02	04/30/03	10.0	12,954	40,805	3.15	N.A.
Restructured Lease	07/01/02	04/30/03	10.0	12,954	20,726	1.60	3.0%
	05/01/03	06/30/07	50.0	9,554	15,286	1.60	3.0%

AMORTIZATION OF REMAINING LEASE OBLIGATION ("RLO")

	From	To	Months	Square Feet	$/Month	$/SF/Mo.	Total $
Current Lease	07/01/02	04/30/03	10.0	12,954	40,805	3.15	408,050
Restructured Lease							
New Base Rent over Current Remaining Term				12,954	20,726	1.60	207,260
Difference (Remaining Lease Obligation)					20,079	1.55	200,790
Amortization Period							60
RLO Amortization Amount per Month							3,347

RESTRUCTURED BASE RENT SCHEDULE

From	To	Months	Square Feet	Base Rent	RLO Amortization	Total Monthly	Effective $/SF/Month	Period Total
07/01/02	04/30/03	10.0	12,954	20,726	3,347	24,073	1.86	240,730
05/01/03	06/30/03	2.0	9,554	15,286	3,347	18,633	1.95	37,266
07/01/03	06/30/04	12.0	9,554	15,745	3,347	19,092	2.00	229,104
07/01/04	06/30/05	12.0	9,554	16,217	3,347	19,564	2.05	234,768
07/01/05	06/30/06	12.0	9,554	16,704	3,347	20,051	2.10	240,612
07/01/06	06/30/07	12.0	9,554	17,205	3,347	20,552	2.15	246,624
TOTALS		60.0						1,229,104

Amendment No. Four to Lease
McCue Systems, Inc.

This Amendment, dated January 5, 1998, is by and between SeaBreeze I Venture ("Lessor") and McCue Systems, Inc. ("Lessee"). Lessor and Lessee entered into a lease agreement dated January 11, 1988 for the premises known as Suite 310 at 111 Anza Boulevard, Burlingame, California. Such Lease was amended per the terms of Amendments One, Two and Three and now further amended as follows:

Premises: Effective May 1, 1998 the Premises shall consist of:

Suite 310:	9,554 Rentable Square Feet
Suite 350:	3,400 Rentable Square Feet
Total Premises:	**12,954 Rentable Square Feet**

Termination Date: April 30, 2003

Base Rent Schedule:

May, 1998 - April, 1999:	$35,623.00 per month
May, 1999 - April, 2000:	$36,919.00 per month
May, 2000 - April, 2001:	$38,214.00 per month
May, 2001 - April, 2002:	$39,510.00 per month
May, 2002 - April, 2003:	$40,805.00 per month

Security Deposit: Shall be increased to $40,805.00

Improvements: Lessor agrees to provide touch-up paint in Suite 310 along with new building standard carpet. Lessor shall provide such carpet at any time during the first twenty-four months of this extended term with sixty (60) days prior notice to Lessor. Lessee shall be responsible for all costs associated with the moving of furniture, workstations, equipment, etc. Any additional improvements to the Premises shall be at the expense of Lessee and approved in advance by Lessor.

All other terms and conditions of the Lease shall remain unchanged.

AGREED & ACCEPTED:

LESSOR:	***LESSEE:***
SeaBreeze I Venture	**McCue Systems, Inc.**
Phillip Raven	John McCue
Date: 2/19/98	Date: 2/18/98

AMENDMENT NO. THREE TO LEASE

McCue Systems, Inc.

This Amendment, dated October 18, 1995, is by and between SeaBreeze I Venture ("Lessor") and McCue Systems, Inc. ("Lessee"). Lessor and Lessee entered into a lease agreement dated January 11, 1988 for the premises known as Suite 310 at 111 Anza Boulevard, Burlingame, CA. Such Lease was amended per the terms of Amendment No. One and Amendment No. Two. Lessor and Lessee wish to further amend the Lease as follows.

Premises:	Effective December ~~1~~ 15, 1995, the premises shall be increased by 3,270 square feet, commonly known as Suite 201 (the "Expansion Space"), for a new total premises of 12,824 square feet.
Base Rent:	Effective December ~~1~~ 15, 1995, the total Base Rent shall be $17,470.00 per month. (Suite 310 $12,370.00 & Suite 201 $5,100.00)
Improvements:	Prior to December ~~1~~ 15, 1995, Lessor agrees to provide, at their cost, a sink and lower cabinet in the employee lounge area. ("Exhibit A" attached) A copper water line for a coffee machine and interior mini-blinds shall also be provided at Lessee's request.
Security Deposit:	The Security Deposit shall be increased by $3,735.16 for a new total Deposit of $17,470.00.
Parking Spaces:	Lessee shall have the right to forty five (45) unassigned parking spaces, 75% of which shall be in the underground parking area.

All other terms and conditions of the Lease shall remain unchanged.

Agreed & Accepted:

LESSOR	**LESSEE**
SeaBreeze I Venture	**McCue Systems, Inc.**
By: [signature] GP ~~TIC~~	By: [signature], CFO
Date: 10-20-95	Date: 10/20/95

INITIAL

SEABREEZE PLAZA



Employee lounge
new sink, lower cabinet + countertop
SCALE
0 5 10 15

111 Anza Boulevard, Burlingame, California

Suite 201 3,270 Square Feet

The Raiser Organization

800 S. Claremont Street

San Mateo, CA

(415) 342-9026

INITIAL

Amendment No. One to Lease

This Amendment, dated April 12, 1993, is by and between SeaBreeze I Venture ("Lessor") and McCue Systems Inc. ("Lessee"). Lessor and Lessee entered into a lease agreement dated January 11, 1988 (the "Lease") for the premises known as Suite 310 at 111 Anza Boulevard, Burlingame, CA and wish to amend such Lease as follows:

Premises:	Effective April 15, 1993, the premises shall be increased by 1,280 square feet commonly known as Suite 320 (the "Expansion Space") for a total premises of 9,554 square feet.
Term:	The Lease expiration date shall be April 30, 1998.
Base Rent:	Effective April 15, 1993, the monthly base rent on the entire premises shall be $11,470.00 per month.
Operating Expenses:	The expense stop in paragraph 3(b) of the Lease shall increase from $5.00 to $5.50 per square foot.
Improvements to Existing Premises:	Lessor agrees to provide the following improvements within thirty (30) days of Lessee's request to have such work performed: 1. New building standard carpet. 2. Touch up paint as needed. 3. Up to two (2) additional private offices in existing premises. Whenever possible, Lessor shall make their best effort to minimize any inconvenience to Lessee by doing certain work during off hours.

Improvements to Expansion Space: Initially, the Expansion Space shall remain unimproved. Once Lessee requests to have such space improved, Lessor shall pay for the improvements up to $12,800.00. At such time that the improvements are completed, the Base Rent outlined above shall increase to $12,370.00 per month.

Early Lease Termination: Lessee shall have the right to terminate the Lease at anytime after April 30, 1996 with a minimum of 120 days prior written notice to Lessor.

If Lessee is forced to vacate the premises before November, 1994, due to a merger or sale of the company, Lessee shall have the following two (2) options:

1. Sublease the Premises.
2. Cancel the Lease with ninety (90) days written notice and a cancellation penalty equal to six (6) months rent after the 90 days notice.

Parking Spaces: Lessee shall have the right to thirty four (34) unassigned parking spaces, 75% of which shall be in the underground covered parking area.

All other terms and conditions of the Lease shall remain unchanged.

Agreed & Accepted:

LESSOR	LESSEE
SeaBreeze I Venture	McCue Systems, Inc.
By: [signature]	By: Judy Rinauro
Date: 4.14.93	Date: April 13, 1993

RAISER

RAISER PROPERTY MANAGEMENT CO.
800 SOUTH CLAREMONT STREET
SAN MATEO, CALIFORNIA 94402
415 342-9026

OFFICE LEASE
STANDARD AGREEMENT

THIS LEASE, dated January 11, 19 88, between SeaBreeze I Venture ("Lessor")

and Mc Cue Systems, Incorporated ("Lessee").

1. **PREMISES:** Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the term and subject to the agreements, conditions and provisions hereinafter set forth, to each and all of which Lessor and Lessee hereby mutually agree, the following described premises (the "Premises") 8274 square feet - Suite 310 located at 111 Anza Boulevard, Burlingame, CA. As used in this Lease the term "Building" means the land and other real property described in **Exhibit A** attached hereto, the building constructed or being constructed thereon, and all other improvements on or appurtenances located thereon.

2. **TERMS, COMPLETION OF IMPROVEMENTS:** The term of this Lease shall commence on April 15, 1988, and, unless sooner terminated as hereinafter provided, shall end on April 14, 1993. If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the commencement of said term, in accordance with the terms hereof, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, rental shall be waived for the period between the commencement for said term and the time when Lessor can deliver possession. No delay in delivery of possession shall operate to extend the term hereof. Prior to the commencement of the term hereof, Lessor shall construct or install in the Premises the improvements to be constructed or installed by Lessor pursuant to the provisions of **Exhibit B**. The Premises shall be deemed completed and possession delivered when Lessor has substantially completed these improvements subject only to the completion of items on Lessor's architect's punch list, and Lessee shall accept the same upon notice from Lessor that such improvements have been so completed. Lessor shall use its best efforts to advise Lessee of the anticipated date of completion at least thirty (30) days prior to such date, but the failure to give such notice shall not constitute a default hereunder by Lessor. Notwithstanding the foregoing, in the event that Lessor shall for any reason be unable to deliver the Premises to Lessee in accordance with this paragraph 2 on or before September 1, 1988, this Lease shall terminate without liability to either party.

3. **RENTAL:** (a) Lessee shall pay to Lessor throughout the term of this Lease as rental for the Premises Six hundred twelve thousand nine hundred ninety two & 16/100 ------------------------ Dollars ($ 612,992.16) (the "Base Rent") (subject to adjustment as provided in paragraphs 3(b), 3(c) and 4 below) which rental shall be payable monthly in installments of ______ Dollars ($ *) each on or before the first day of the first full calendar month of the term hereof and on or before the first day of each and every successive calendar month thereafter during the term hereof. In the event the term of this Lease commences on a day other than the first day of a calendar month, then the monthly rental for the first and last fractional months of the term hereof shall be appropriately prorated. Rental shall be paid to Lessor, without deduction or offset, in lawful money of the United States of America at **800 S. Claremont St., Suite 201, San Mateo, CA 94402**, or to such other person or at such other place as Lessor may from time to time designate in writing.

*See Addendum to Lease

(b) In the event the sum of Operating Expenses for the Base Year (as that term is defined in paragraph 4(a)) and real property taxes and assessments for the Base Tax Year (as that term is defined in paragraph 4(b)) exceeds $5.00 per square foot of rentable area in the Building, the Base Rent set forth in paragraph 3(a) above shall be increased by Lessee's Percentage Share (as that term is defined in paragraph 4(a)) of such excess (the "Adjusted Base Rent"). Lessor shall notify Lessee in writing within sixty (60) days following the end of the Base Year for Operating Expenses or the Base Tax Year, whichever is later, of any such adjustment, including the amount of the Adjusted Base Rent payable thereafter and the amount of additional rent payable from the commencement of the Lease term through the last day of the month in which notice is given, which additional rent shall be due and payable thirty (30) days after receipt of notice thereof.

(c) The Adjusted Base Rent shall be subject to increase every N/A at the commencement of the lease year (the "Adjustment Dates") as follows: (i) The basis for computing the adjustment shall be the final Consumer Price Index for all Urban Consumers for the San Francisco Oakland Metropolitan Area published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is published for the month most recently preceding the commencement of the term hereof (the "Beginning Index"). If the Index published most recently preceding an Adjustment Date (the "Adjustment Index") has increased with respect to the Beginning Index, the rental for the period until the next Adjustment Date shall be increased by the amount obtained by multiplying the Adjusted Base Rent by a fraction, the numerator of which is the difference between the Adjustment Index and the Beginning Index, and the denominator of which is the Beginning Index. In no event shall the rental payable under this paragraph 3(c) be less than the Adjusted Base Rent set forth in paragraph 3(b) above. (ii) If the Index is changed so that the base year differs from that used as of the month immediately preceding the month in which the commencement of the term hereof occurs, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

4. **LESSEE'S SHARE OF INCREASED COSTS:** (a) The rental payable during each calendar year or part thereof during the term of this Lease subsequent to the calendar year 1988 (the calendar year 1988 being hereinafter referred to as the "Base Year") shall be increased by Lessee's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Lessor in such year over Operating Expenses paid or incurred by Lessor in the Base Year. In no event shall the rental payable under this paragraph 4(a) be less than the Base Rent, as the same may from time to time be adjusted, referred to in paragraph 3 above. As used herein, "Lessee's Percentage Share" shall be computed by dividing the number of square feet of rented area in the Premises (in Paragraph 1) by the total number of square feet of rented area in the Building. As used herein, "Operating Expenses" shall mean (i) all costs of management, operation and maintenance of the Building, including, without limitation, wages, salaries, and payroll burden of employees, janitorial, maintenance, guard, and other services, Building office rent or rental value, power, water, waste disposal and other utilities, materials and supplies, maintenance and repairs, insurance, and depreciation on personal property, and (ii) the cost or portion thereof properly allocable to the Building (amortized over such reasonable period as Lessor shall determine together with interest at the rate of 2% over prime % per annum on the unamortized balance) of any capital improvements made to the Building by Lessor after the Base Year that reduce other Operating Expenses or made to the Building by Lessor after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; provided, however, that Operating Expenses shall not include taxes covered under paragraph 4(b) below, depreciation on the Building (other than depreciation on exterior window draperies provided by Lessor and carpeting in public corridors and common areas), costs of tenants' improvements, real estate brokers' commissions, interest and capital items other than those referred to in clause (ii) above.

INITIAL

(b) The rental payable during each tax year (July 1 through June 30) in the term hereof subsequent to the tax year ending June 30, 19 88 or, if the assessed valuation of the Building for such tax year does not reflect a valuation as a substantially completed building, then subsequent to the first tax year for which the assessed valuation of the Building reflects a valuation as a substantially completed building (the "Base Tax Year") shall be increased by Lessee's Percentage Share of the total dollar increase, if any, in real property taxes and assessments (and any tax levied wholly or partly in lieu thereof) levied against the Building for such tax year, over such taxes for the Base Tax Year, provided that in no event shall the rental payable hereunder be less than the Base Rent, as the same may from time to time be adjusted, referred to in paragraph 3 above.

(c) During December of each calendar year or as soon thereafter as practicable, Lessor shall give Lessee written notice of its estimate of amounts payable under paragraphs 4(a) and 4(b) above for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Lessee shall pay to Lessor one-twelfth (1/12) of such estimated amounts; provided that, if such notice is not given in December, Lessee shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Lessor that the amounts payable under either paragraph 4(a) or 4(b) above for the current calendar year will vary from its estimate by more than 10 % Lessor shall, by written notice to Lessee, revise its estimate for such year, and subsequent payments by Lessee for such year shall be based upon such revised estimate.

(d) Within ninety (90) days after the close of each calendar year or as soon after such 90-day period as practicable, Lessor shall deliver to Lessee a statement of amounts payable under paragraphs 4(a) and 4(b) above for such calendar year certified by certified accountants designated by Lessor and such certified statement shall be conclusively binding upon Lessor and Lessee. If such statement shows an amount owing by Lessee that is less than the estimated payments for such calendar year previously made by Lessee, it shall be accompanied by a refund of the excess by Lessor to Lessee. If such statement shows an amount owing by Lessee that is more than the estimated payments for such calendar year previously made by Lessee, Lessee shall pay the deficiency to Lessor within thirty (30) days after delivery of the statement.

(e) If, for any reason other than the default of Lessee, this Lease shall terminate on a day other than the last day of a calendar year, the amount of increase (if any) in rental payable by Lessee applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred and sixty-five (365).

5. **USE:** The Premises shall be used for general office purposes and no other. Lessee shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

6. **SERVICES:** (a) Lessor shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself in reasonably good order and condition except for damage occasioned by the act of Lessee, which damage shall be repaired by Lessor at Lessee's expense.

(b) Lessor shall furnish the Premises with (i) electricity for lighting and the operation of office machines, (ii) heat and air conditioning from 8:00 a.m. to 6:00 p.m. Monday through Friday, excluding holidays, reasonably required for the comfortable occupation of the Premises, (iii) elevator service, (iv) lighting replacement (for building standard lights,) (v) restroom supplies, and (vi) window washing with reasonable frequency, all during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Lessor shall be responsible for furnishing daily janitorial service on the Premises. Lessor shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (x) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (y) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Lessor or by the making of necessary repairs or improvements to the Premises or to the Building, or (z) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy serving the Premises or the Building. Lessor shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

(c) Whenever heat generating machines or equipment or lighting other than building standard lights are used on the Premises by Lessee which affect the temperature otherwise maintained by the air conditioning system, Lessor shall have the right to install supplementary air conditioning units in the Premises, and the costs thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Lessee to Lessor upon billing by Lessor. If Lessee installs lighting requiring power in excess of that required for normal desk-top office equipment or normal copying equipment, Lessee shall pay Lessor upon billing for the cost of such excess power as additional rent, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises.

(d) Notwithstanding any other provision hereof, in the event that any law, ordinance or other governmental regulation now or hereafter in effect shall impose a limit on the allocation to the Building of any utility or other service, whether or not the same is to be supplied to the Premises by landlord under this paragraph 7, then Lessee shall not use or cause to be consumed on the Premises, nor shall Lessor be required to provide to the Premises hereunder, such utility or other service in an amount or in a manner which would result in the violation by Lessor or Lessee of such law, ordinance or regulation.

7. **TAXES PAYABLE BY LESSEE:** In addition to the monthly rental and other charges to be paid by Lessee hereunder, Lessee shall reimburse Lessor upon demand for any and all taxes payable by Lessor (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Lessee's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Lessee, other than building standard tenant improvements made by Lessor, regardless of whether title to such improvements shall be in Lessee or Lessor; (b) upon or measured by the monthly rental payable hereunder, including without limitation, any gross income tax or excise tax levied by the City of Burlingame, the County of San Mateo, the State of California, the Federal Government or any other governmental body with respect to the receipt of such rental; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Lessee of the Premises or any portion thereof; (d) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Lessee so to reimburse Lessor, the monthly rental payable to Lessor under this Lease shall be revised to net Lessor the same net rental after imposition of any such tax upon Lessor as would have been payable to Lessor prior to the imposition of any such tax.

8. **ALTERATIONS:** Lessee will not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Lessor's written consent, which consent shall not be unreasonably withheld. Any alterations, additions or improvements to the Premises consented to by Lessor shall be made by Lessor for Lessee's account, and Lessee shall reimburse Lessor for the cost thereof (including a reasonable charge for Lessor's overhead) within ten (10) days after receipt of a statement. All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises either by Lessee or Lessor, shall immediately become Lessor's property and, at the end of the term hereof, shall remain on the Premises without compensation to Lessee.

INITIAL

9. **LIENS:** Lessee shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. Lessor shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Lessor may deem to be proper for the protection of Lessor, the Premises and the Building from such liens.

10. **REPAIRS:** By entry hereunder Lessee accepts [illegible] Premises as being in the condition in which Lessor is [illegible]ated to deliver the Premises. Lessee shall, at all times during the term hereof and at Lessee's sole cost and expense, keep the Premises and every part thereof in good condition and repair, ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements excepted, Lessee hereby waiving all rights to make repairs at the expense of Lessor or in lieu thereof to vacate the Premises as provided by California Civil Code Section 1942 or any other law, statue or ordinance now or hereafter in effect. Lessee shall at the end of the term hereof surrender to Lessor the Premises and all alterations, additions and improvements thereto in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or elements excepted. Lessor has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically herein set forth. No representations respecting the condition of the Premises or the Building have been made by Lessor to Lessee, except as specifically herein set forth.

11. **DESTRUCTION OR DAMAGE:** If the Premises or the Building are damaged by fire, earthquake, act of God or the elements, Lessor shall forthwith repair the same, subject to the provisions of this section hereinafter set forth, and provided such repairs can, in Lessor's opinion, be made within sixty (60) days, and this Lease shall remain in full force and effect except that, if there shall be damage to the Premises and such damage is not the result of the negligence of willful misconduct of Lessee or Lessee's employees or invitees, an abatement of rental shall be allowed Lessee for such part of the Premises as shall be rendered unusable by Lessee in the conduct of its business during the time such part is so unusable. If such repairs cannot, in Lessor's opinion, be made within sixty (60) days, Lessor may, at its option, upon written notice to Lessee within thirty (30) days after the date of such fire or other casualty, repair or restore such damage, this Lease continuing in full force and effect, but the rent to be partially abated as hereinabove provided. If Lessor does not so elect to make such repairs which cannot be made within sixty (60) days, then Lessor may and (provided the damage affects the Premises or common areas necessary to Lessee's occupancy) Lessee may, by written notice to the other given not less than thirty-one (31) nor more than sixty (60) days after the date of such fire or other casualty, terminate this Lease as of the date of such fire or other casualty. Lessor shall not be required to repair any injury or damage by fire, earthquake, act of God or the elements, or to make any repairs or replacements, of any improvements installed in the Premises by or for Lessee, other than building standard tenant improvements made by Lessor, and Lessee shall, at Lessee's sole cost and expenses, repair and restore its portion of such improvements. A total destruction of the Building shall automatically terminate this Lease. Lessee waives California Civil Code Sections 1932(2) and 1933(4) providing for termination of hiring upon destruction of the thing hired.

12. **INSURANCE AND WAIVER OF SUBROGATION:** Lessee shall obtain and, at all times during the term hereof, keep in force, at its own cost, fire and casualty insurance in the amount of One Hundred (100) percent of the actual replacement cost of improvements to the Premises constructed by or for Lessee and general liability insurance with limits of not less than One Million and 00/100 Dollars ($ 1,000,000.00) for injury or death of any number of persons in one occurrence, and not less than Five Hundred Thousand & 00/100 Dollars ($ 500,000.00) for damage to property. The insurance prescribed by this paragraph shall be issued by companies rated at least AAA by Best's Insurance Reports (Property Liability) or otherwise acceptable to Lessor, shall name Lessor as a co-insured, and shall provide that such policies cannot be cancelled without thirty (30) days prior notice to Lessor. Lessor and Lessee shall each obtain from their respective insurers under all policies of fire, theft, public liability, workmen's compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Building or any portion thereof or operations therein, and such policies shall contain, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Lessor and Lessee shall each indemnify the other against any loss or expense, including reasonable attorney's fees, resulting from the failure to obtain such waiver.

13. **INSURANCE AND INDEMNIFICATION:** Lessee hereby waives all claims against Lessor for damage to any property or injury to or death of any person in, upon or about the Premises of the Building arising at any time and from any cause other than solely by reason of the gross negligence or willful act of Lessor, its employees or contractors, and Lessee shall hold Lessor harmless from any damage to any property or injury to or death of any person arising from the use of the Premises or the Building by Lessee, except such as is caused solely by gross negligence or willful act of Lessor, its contractors or employees. The foregoing indemnity obligation of Lessee shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Lessor from the first notice that any claim or demand is to be made or may be made. The provisions of this paragraph 14 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

14. **COMPLIANCE WITH LEGAL REQUIREMENTS:** Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Lessee or Lessee's acts.

15. **ASSIGNMENT AND SUBLETTING; EARLY TERMINATION:** In the event Lessee should desire to assign this Lease or sublet the Leased Premises or any part thereof, Lessee shall give Lessor written notice of such desire at least ninety (90) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Lessee in which event Lessee will be relieved of all further obligations hereunder as to such space, or (ii) to permit Lessee to assign or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Lessor, such consent not to be unreasonably withheld. If Lessor should fail to notify Lessee in writing of such election within said 30-day period, Lessor shall be deemed to have elected option (ii) above, but written approval by Lessor of the proposed assignee or sublessee shall be required. Any rent or other consideration realized by Lessee under any such sublease and assignment in excess of the rental payable hereunder, after amortization of the reasonable cost of work in excess of Building Standard for which Tenant has paid and reasonable subletting and assignment costs, shall be paid in its entirety to Lessor. Lessee's obligation to pay over Lessor's portion of the consideration shall constitute an obligation for rental hereunder. No assignment or subletting by Lessee shall relieve Lessee of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

16. **RULES:** Lessee shall faithfully observe and comply with the rules and regulations as follows and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Lessor. Lessor shall not be responsible to Lessee for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations.

ENTRY BY LESSOR: Lessor may enter the Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Lessee is complying with all its obligations hereunder, (d) supply janitor service and any other service to be provided by Lessor to Lessee hereunder, (e) post notices of nonresponsibility, and (f) make repairs required of Lessor under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Lessee as reasonably possible. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Lessor shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Lessee's vaults, safes and similar areas designated in writing by Lessee and Lessor in advance); and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Lessor by any of said means, or otherwise, shall not under any circumstances be constructed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Lessee from the Premises, or any portion thereof.

INITIAL

18. **EVENTS OF DEFAULT:** The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Lease by Lessee: (a) if Lessee shall fail to pay any rental when and as the same becomes due and payable; or (b) if Lessee shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (c) if Lessee shall fail to perform or observe any other term hereof or the rules and regulations described in paragraph 17 to be performed or observed by Lessee, such failure shall continue for more than thirty (30) days after notice thereof from Lessor, and Lessee shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (d) if Lessee shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under

any present or future statute, law or regulatio[illegible]all file an answer admitting or fail timely to contest the[illegible]al allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or any material part of its properties; or (e) if within ninety (90) days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Lessee, of any trustee, receiver or liquidator of Lessee or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Lessee hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

19. **TERMINATION UPON DEFAULT:** If an Event of Default shall occur, Lessor at any time thereafter may give a written termination notice to Lessee, and on the date specified in such notice (which shall be not less than three days after the giving of such notice) Lessee's right to possession shall terminate and this Lease shall terminate, unless on or before such date all arrears or rental and all other sums payable by Lessee under this Lease (together with the late charges and interest provided for in paragraph 33 hereof) and all costs and expenses incurred by or on behalf of Lessor hereunder shall have been paid by Lessee and all other breaches of this Lease by Lessee at the time existing shall have been fully remedied to the satisfaction of Lessor. Upon such termination, Lessor may recover from Lessee: (a) the worth at the time of award of the unpaid rental which has been earned as of the time of termination; (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate of ten percent (10%) per annum. The worth at the time of award of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rental under clauses (a), (b) and (c) above, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under paragraph 3 above and the amounts last payable by Lessee pursuant to paragraph 4 above and any other monetary obligations of Lessee hereunder.

20. **CONTINUATION AFTER DEFAULT:** Even though Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation of efforts to relet the Premises or the appointment of a receiver upon the initiative of Lessor to protect Lessor interest under this Lease shall not constitute a termination of Lessee's right to possession.

21. **OTHER RELIEF:** The remedies provided for in this Lease are in addition to any other remedies available to Lessor at law or in equity by statute or otherwise.

22. **LESSOR'S RIGHT TO CURE DEFAULTS:** All agreements and provisions to be performed by Lessee under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental except as expressly provided herein. If Lessee shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for ten (10) days, with regard to any monetary default, and for thirty (30) days, with respect to any other default hereunder, after notice thereof by Lessor, Lessor may, but shall not be obligated so to do, and without waiving or releasing Lessee from any obligations of Lessee, make any such payment or perform any such other act on Lessee's part to be made or performed as in this Lease provided. All sums so paid by Lessor and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Lessor on demand, and Lessor shall have (in addition to any other right or remedy of Lessor) the same rights and remedies in event of the nonpayment thereof by Lessee as in the case of default by Lessee in the payment of rental.

23. **ATTORNEYS' FEES:** In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding such amount as the court may adjudge reasonable.

24. **EMINENT DOMAIN:** If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Lessor or Lessee shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Lessee of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Lessee's use of the balance of the Premises. In the event of any taking, Lessor shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced.

25. **SUBORDINATION:** This Lease shall be subject and subordinated at all times to (a) all ground or underlying leases which may hereafter be executed affecting the Building, and (b) the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or on or against Lessor's interest or estate therein or on or against all such ground or underlying leases, all at the option of the holder(s) thereof and without the necessity of having futher instruments executed on the part of Lessee to effectuate such subordination. Notwithstanding the foregoing, (x) in the event of termination for any reason whatsoever of any such ground or underlying lease, this Lease shall not be barred, terminated, cut off or foreclosed nor shall the rights and possession of Lessee hereunder be disturbed if Lessee shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and Lessee shall attorn to the Lessor of any such ground or underlying lease, or, if requested, enter into a new lease for the balance of the original or extended term hereof then remaining upon the same terms and provisions as are in this Lease contained; (y) in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Lessee thereunder be disturbed if Lessee shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease, and Lessee shall attorn to the purchaser at such foreclosure, sale or other action or proceeding; and (z) Lessee agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may reasonably be required by Lessor.

26. **NO MERGER:** The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

27. **SALE:** In the event the original Lessor hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Lessor, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations accruing after the date of sale or conveyance shall be binding upon the new owner. Lessee agrees to attorn to such new owner.

28. **ESTOPPEL CERTIFICATE:** At any time and from time to time but on not less than ten (10) days prior written request by Lessor, Lessee shall execute, acknowledge and deliver to Lessor, promptly upon request, an estoppel certificate in the form of **Exhibit C** hereto. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

29. **NO LIGHT, AIR OR VIEW EASEMENT:** Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Lessor.

30. **HOLDING OVER:** If, without objection by Lessor, Lessee holds possession of the Premises after expiration of the term of this Lease, Lessee shall become a tenant from month to month upon the terms herein specified but at a monthly rental equivalent to the then prevailing monthly rental paid by Lessee at the expiration of the term of this Lease pursuant to all the provisions of paragraphs 3 and 4 above payable in advance on or before the first day of each month. Each party shall give the other written notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy. Notwithstanding the foregoing, if Lessee holds possession of the Premises after expiration or sooner termination of the term of this Lease notwithstanding Lessor's objection, Lessee shall pay monthly rental at twice the amounts otherwise then payable under the terms hereof.

31. **ABANDONMENT:** If Lessee shall abandon or surrender the Premies, Premises shall be deemed to be abandoned, at the option of the Lessor, except such property as may be mortgaged to Lessor.

INITIAL

32. **SECURITY DEPOSIT:** Lessee has deposited with Lessor the sum of Thirteen thousand seven hundred thirty four & 84/100 Dollars ($ 13,734.84) (the "Deposit"). The Deposit shall be held by Lessor as security for the faithful performance by Lessee of all of the provisions of this Lease to be performed or observed by Lessee. In the event Lessee fails to perform or observe any of the provisions of this Lease to be performed or observed by it, then, at the option of Lessor, Lessor may (but shall not be obligated to) apply the Deposit or so much thereof as may be necessary to remedy any default in the payment of rent or to repair damages to the Premises caused by Lessee, and Lessee shall forthwith upon demand restore the Deposit to the sum so specified. Any remaining portion of the Deposit shall be returned to Lessee upon expiration of this lease.

33. **LATE CHARGE AND INTEREST:** (a) Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Building. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor when due, Lessee shall pay to Lessor a late charge lump sum equal to 8% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

(b) Any amount due to Lessor, if not paid when due, shall bear interest from the date due until paid at the rate of 10% per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Lessee.

34. **WAIVER:** The waiver by Lessor of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provisions herein contained, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Lessor to insist upon the performance by Lessee in strict accordance with said terms. The subsequent acceptance of rental hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any agreement, condition or provision of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rental.

35. **NOTICES:** All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Lessee at 111 Anza Boulevard, Burlingame, California 94010 , or to such other place as Lessee may from time to time designate in a notice to Lessor; to Lessor at 800 S. Claremont Street, Suite 201, San Mateo, CA 94402, or to such other place as Lessor may from time to time designate in a notice to Lessee; or, in the case of Lessee, delivered to Lessee at the Premises. Lessee hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

36. **BROKERAGE COMMISSION:** Lessor and Lessee warrant that they have no contract or dealings regarding this Lease through any licensed real estate broker other than Blickman Turkus

whose commission shall be paid by Lessor , or any other person who can claim a right to commission or finder's fee as a procuring cause of this Lease. In the event that any other broker or finder perfects a claim for commission or finder's fee in connection with this Lease, the party through whom the broker or finder makes its claim shall indemnify, hold harmless and defend the other party from said claim and all costs and expenses, including reasonable attorneys' fees, incurred by the other party in defending against the same.

37. **COMPLETE AGREEMENT:** There are no oral agreements between Lessor and Lessee affecting this Lease, and this Lease supercedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Lessor and Lessee or displayed by Lessor to Lessee with respect to the subject matter of this Lease or the Building. There are no representations between Lessor and Lessee other than those contained in this Lease.

38. **CORPORATE AUTHORITY:** If Lessee signs as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby covenant and warrant that Lessee is a duly authorized and existing corporation, that Lessee has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the corporation were authorized to do so.

39. **MISCELLANEOUS:** The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular. If there be more than one Lessee, the obligations hereunder imposed upon Lessee shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee. The exhibit(s) and addendum, if any, attached to this Lease are by this reference made a part hereof. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed pursuant to the laws of the State of California.

40. **LESSEE SIGNS:** Lessee shall erect no signs on the exterior of the Building or in any of the common areas without the prior written consent of Lessor.

41 **EXHIBITS:**

Exhibit Schedule

Exhibit A Description of the Property

Exhibit B Initial Improvement of Premises (Work Letter)

~~*Exhibit C* Form of Estoppel Certificate~~

Addendum to Lease

42. **OTHER PROVISIONS:**

43. **RULES AND REGULATIONS:** 1. The sidewalks, halls, passages, exits, entrances, elevators, escalators, if any, and stairways of the Building shall not be obstructed by any of the Lessees or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the general public, and Lessor shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Lessor would be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Lessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No Lessee and no employee or invitee of any Lessee shall go upon the roof of the building.

2. Except as authorized by a Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of any Lessee's premises shall be inscribed, painted, affixed or otherwise displayed by any Lessee on any part of the Building without the prior written consent of Lessor. Lessor will adopt and make available to Lessee general guidelines relating to signs inside the Building on the office floors. Lessee agrees to conform to such guidelines, but may request approval of Lessor for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Lessee by a person approved by Lessor, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

INITIAL

3. The premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any Lessee on the premises, except that use by the Lessee of Underwriter's Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

4. No Lessee shall employ any person or persons other than the janitor of Lessor for the purpose of cleaning the premises, unless otherwise agreed to by Lessor in writing. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. No Lessee shall cause any unnecessary labor by reason of such Lessee's carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:00 P.M. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

5. Lessor will furnish each Lessee free of charge with two keys to each door lock in the premises. Lessor shall require payment of a $10 ($5.00 of which is refundable upon return of keys) deposit for each additional key provided to Lessee. No Lessee shall have any keys made. No Lessee shall alter and lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Lessor. Lessee shall in each case furnish Lessor with a key for any such lock. Each Lessee, upon the termination of its tenancy, shall deliver to Lessor all keys to doors in the Building which shall have been furnished to Lessee.

6. Lessor shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Lessee. The persons employed to move such property in or out of the Building must be acceptable to Lessor.

7. No Lessee shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or without Lessor's prior written approval, use any method of heating or air conditioning other than that supplied by Lessor. No Lessee shall use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors or vibrations; or interfere in any way with other Lessees or those having business therein.

8. The directory of the Building will be provided for the display of the name and location of Lessees and a reasonable number of the principal officers and employees of Lessees, and Lessor reserves the right to exclude any other names therefrom. Any additional name which Lessee shall desire to place upon said bulletin board must first be approved by Lessor, and, if so approved, charge will be made therefor.

9. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Lessor. In any event, with the prior written consent of Lessor, such items shall be installed on the office side of Lessor's standard window covering and shall in no way be visible from the exterior of the Building.

10. No Lessee shall obtain for use in the premises, ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Lessor.

11. Each Lessee shall see that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Lessee or Lessee's employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard Lessee shall make good all injuries sustained by other tenants or occupants of the Building or Lessor. On multiple-tenance floors, all Lessees shall keep the doors to the Building corridors closed at all times except for ingress and egress.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

13. Except with the prior written consent of Lessor, no Lessee shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the premises, nor shall any Lessee carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Lessee be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Lessee's lease.

14. No Lessee shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

15. There shall not be used in any space, or in the public halls of the Building, either by any Lessee or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Lessor may approve. No other vehicles of any kind shall be brought by any Lessee into the Building or kept in or about its premises.

16. Each Lessee shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Burlingame without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Lessor shall designate.

17. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each Lessee shall cooperate to prevent the same.

18. The requirements of the Lessees will be attended to only upon application by telephone or in person at the office of the Building. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Lessor.

19. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular Lessee or Lessees, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other Lessee or Lessees, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the Lessees of the Building.

20. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

21. Lessor reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

22. Proper protection of carpeting is required such as plastic carpet protectors under wheeled chairs.

INITIAL

IN WITNESS WHEREOF, the parties have executed this Lease dated the day and year first above written.

LESSEE: McCue Systems, Incorporated

By [signature]

PRESIDENT/CEO 1/12/88

LESSOR: SeaBreeze I Venture

By [signature]

RAISER PROPERTY MANAGEMENT COMPANY
OFFICE LEASE

3. The premises shall not be used for the storage of [illegible]handise held for sale to the general public or for lodging. N[illegible]oking shall be done or permitted by any Lessee on the premises, except that [illegible] the Lessee of Underwriter's Laboratory approved equipmen[illegible]rewing coffee, tea, hot chocolate and similar beverages shall be permitted, p[illegible]vided that such use is in accordance with all applicable federal, [illegible]ate and city laws, codes, ordinances, rules and regulations.

4. No Lessee shall employ any person or persons other than the janitor of Lessor for the purpose of cleaning the premises, unless otherwise agreed to by Lessor in writing. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. No Lessee shall cause any unnecessary labor by reason of such Lessee's carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:00 P.M. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

5. Lessor will furnish each Lessee free of charge with two keys to each door lock in the premises. Lessor shall require payment of a $10 ($5.00 of which is refundable upon return of keys) deposit for each additional key provided to Lessee. No Lessee shall have any keys made. No Lessee shall alter and lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Lessor. Lessee shall in each case furnish Lessor with a key for any such lock. Each Lessee, upon the termination of its tenancy, shall deliver to Lessor all keys to doors in the Building which shall have been furnished to Lessee.

6. Lessor shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Lessee. The persons employed to move such property in or out of the Building must be acceptable to Lessor.

7. No Lessee shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or without Lessor's prior written approval, use any method of heating or air conditioning other than that supplied by Lessor. No Lessee shall use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors or vibrations; or interfere in any way with other Lessees or those having business therein.

8. The directory of the Building will be provided for the display of the name and location of Lessees and a reasonable number of the principal officers and employees of Lessees, and Lessor reserves the right to exclude any other names therefrom. Any additional name which Lessee shall desire to place upon said bulletin board must first be approved by Lessor, and, if so approved, charge will be made therefor.

9. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Lessor. In any event, with the prior written consent of Lessor, such items shall be installed on the office side of Lessor's standard window covering and shall in no way be visible from the exterior of the Building.

10. No Lessee shall obtain for use in the premises, ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Lessor.

11. Each Lessee shall see that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Lessee or Lessee's employees leave the premises, so as to prevent waste or damage, and for any default or carelessness in this regard Lessee shall make good all injuries sustained by other tenants or occupants of the Building or Lessor. On multiple-tenance floors, all Lessees shall keep the doors to the Building corridors closed at all times except for ingress and egress.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

13. Except with the prior written consent of Lessor, no Lessee shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the premises, nor shall any Lessee carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any Lessee be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Lessee's lease.

14. No Lessee shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

15. There shall not be used in any space, or in the public halls of the Building, either by any Lessee or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Lessor may approve. No other vehicles of any kind shall be brought by any Lessee into the Building or kept in or about its premises.

16. Each Lessee shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Burlingame without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Lessor shall designate.

17. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each Lessee shall cooperate to prevent the same.

18. The requirements of the Lessees will be attended to only upon application by telephone or in person at the office of the Building. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Lessor.

19. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular Lessee or Lessees, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other Lessee or Lessees, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the Lessees of the Building.

20. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

21. Lessor reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

22. Proper protection of carpeting is required such as plastic carpet protectors under wheeled chairs.

INITIAL

IN WITNESS WHEREOF, the parties have executed this Lease dated the day and year first above written.

LESSEE: McCue Systems, Incorporated

By [signature]

President/CEO 1/12/88

LESSOR: SeaBreeze I Venture

By [signature]

General Partner

EXHIBIT "A"

PARCEL ONE:

A portion of Section 18, Township 4 South, Range 4 West, Mount Diablo Base and Meridian, described as follows:

BEGINNING at the most Eastern corner of Lot 2, as shown on that certain Map entitled, "ANZA AIRPORT PARK UNIT NO. 5, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA", which Map was filed in the Office of the Recorder of the County of San Mateo, State of California on July 26, 1968, in Book 68 of Maps at Pages 12 and 13, Records of San Mateo County; thence from said point of beginning along said exterior boundary of Anza Airport Park Unit No. 5, North 38° 00' 00" West 208.67 feet; thence leaving said exterior boundary along the arc of a curve; tangent to a line that bears North 60° 16' 23" East, said curve having a radius of 572 feet through a central angle of 29° 26' 38" an arc length of 293.95 feet; thence tangent to said curve Nortn 89° 43' 01" East 293.30 feet; thence South 00° 16' 59" East 238.95 feet to a point in the exterior boundary of said Anza Airport Park Unit No. 5; thence along said exterior boundary South 89° 43' 01" West 446.83 feet to the point of beginning.

PARCEL TWO:

A Non-exclusive easement for ingress and egress, over upon and through the real property situate in the City of Burlingame, County of San Mateo, State of California, more particulary described as follows:

BEGINNING at the most Northerly corner of Parcel "A", as said Parcel "A" is shown on that certain Map entitled, "PARCEL MAP BEING A RESUBDIVISION OF LOTS #1, #2, #3 & #4, BLOCK NO. 3, ANZA AIRPORT PARK UNIT NO. 5", which Map was recorded in Volume 29 of Parcel Maps at Page 16, on September 30, 1975, in the Office of the Recorder of San Mateo County, California; thence from said described point of beginning, South 38° 00' East along the Northeasterly line of said Parcel "A" for a distance of 208.67 feet to the most Easterly corner of said Parcel "A"; thence leaving said Northeasterly line of said Parcel "A", South 52° 00' West for a distance of 24.00 feet; thence North 38° 00' West for a distance of 33.00 feet; thence North 52° 00' East for a distance of 8.00 feet; thence North 38° 00' West for a distance of 107.67 feet; thence South 52° 00' West for a distance of 8.00 feet; thence North 42° 47' 34" West for a distance of 71.81 feet to a point on the Southeasterly Right-of-Way line of Anza Pacific Blvd., (now known as Bayview Place); thence along the said Southeasterly line of said Blvd., along the arc of a curve to the right which curve is radial to the course South 32° 45' 12" East at last said point, said curve having a raidus of 572.00 feet, through a central angle of 3° 01' 35", for an arc distance of 30.213 feet to the said described point of beginning.

DESCRIPTION CONTINUED...

PARCEL THREE:

TOGETHER WITH the following three easements for the installation, use, and maintenance of a water supply pipe system, above, under, and across those certain strips of real property situate within the City of Burlingame, County of San Mateo, State of California more particularly described as follows:

NO. 1

BEGINNING at the Southeasterly corner of that certain parcel of land conveyed by Anza Shareholders Liquidating Trust to Seabreeze Partnership by Deed recorded August 8, 1980 in the Office of the County Recorder of San Mateo County, State of California in Volume 7978 of Official Records at Page 150, said point of beginning being on the Northerly line of Lot #7, Block No. 3, South 89°43'01" West a distance of 74.80 feet from the Northeast corner of said Lot #7, as said lot and block are shown on that certain Map entitled, "ANZA AIRPORT PARK UNIT NO. 5 BURLINGAME, SAN MATEO COUNTY, CALIFORNIA", which Map was filed in the Office of the County Recorder of the said County of San Mateo on July 26, 1968 in Book 68 of Maps at Pages 12 and 13, Records of San Mateo County; thence from said described point of beginning North 0°16'59" West 2.50 feet; thence North 89°43'01" East 12.50 feet; thence North 0°16'59" West 231.45 feet; thence South 89°43'01" West 12.50 feet to a point on the Easterly line of said Parcel conveyed to Seabreeze Partnership; thence North 0°16'59" West 5.00 feet to the Northeast corner of said Parcel conveyed to Seabreeze Partnership; thence North 89°43'01" East 17.50 feet; thence South 0°16'59" East 238.95 feet to a point on the said described Northerly line of Lot #7, Block No. 3; thence along said Northerly line of said Lot #7, Block No. 3, South 89°43'01" West for a distance of 17.50 feet to the said described point of beginning.

2

BEGINNING at the most Northerly corner of Lot #1, Block No. 3, as said lot and block are shown on that certain Map entitled, "ANZA AIRPORT PARK UNIT NO. 5 BURLINGAME, SAN MATEO COUNTY, CALIFORNIA", which Map was filed in the Office of the County Recorder of San Mateo County, California, on July 26, 1968 in Book 68 of Maps at Pages 12 and 13, Records of San Mateo County; thence Northeasterly from said point of beginning along the arc of a curve to the right, which curve is a continuation of the curve of the Northwesterly line of said Lot #1, with a radius of 572.00 feet, through a central angle of 21°03'30", for an arc distance of 210.23 feet to the true point of beginning of the herein described said easement, said true point of beginning also being on the Northerly line of that certain parcel of land conveyed by Anza Shareholders Liquidating Trust to Seabreeze Partnership by Deed recorded August 8, 1980 in the Office of the County Recorder of San Mateo County,

PARCEL THREE NO. 2 CONTINUED...

in Volume 7978 of Official Records at Page 150, said true point of beginning being radial to the course South 8°40'07" East; thence from said described true point of beginning, continuing along said curve to the right with a radius of 572.00 feet, through a central angle of 6°51'16" along said Northerly line of said parcel conveyed to Seabreeze Partnership, for an arc distance of 68.43 feet to a point; thence leaving said Northerly line of said parcel conveyed to Seabreeze Partnership South 88°57'05" West 251.70 feet to a point; thence Southwesterly along the arc of a curve to the left which curve is radial to the course South 25°26'24" East at last said point, with a radius of 628.00 feet through a central angle of 1°04'55" for an arc distance of 11.86 feet to a point at which said curve is radial to the course South 26°31'19" East; thence North 88°57'05" East for a distance of 194.25 feet to the said described true point of beginning.

NO. 3

BEGINNING at the Southeasterly corner of that certain Parcel of land conveyed by Anza Shareholders Liquidating Trust to Seabreeze Partnership by Deed recorded August 3, 1980, in the Office of the County Recorder of San Mateo County, State of California in Volume 7978 of Official Records at Page 150, said point of beginning being on the Northerly line of Lot #7, Block No. 3, South 89° -43' -01" West a distance of 74.80 feet from the Northeast corner of said Lot #7, as said Lot and Block are shown on that certain Map entitled, "ANZA AIRPORT PARK UNIT NO. 5, BURLINGAME, SAN MATEO COUNTY, CALIFORNIA", which Map was filed in the Office of the County Recorder of the said County of San Mateo on July 26, 1968 in Book 68 of Maps at Pages 12 and 13, Records of San Mateo County; thence from said described point of beginning South 89° -43' 01" West along the said Northerly line of Block No. 3 for a distance of 250.708 feet to a point; thence leaving said Northerly line of Block No. 3, South 40° -54' -11" West 275.000 feet; thence South 0° -16' -59" East 23.900 feet to a point on the Northerly Right-of-Way line of Airport Blvd., as said Blvd. is shown on said described Map; thence Southeasterly along said Northerly Right-of-Way line of Airport Blvd. along the arc of a curve to the left, which curve is tangent to the course South 78° -04' 21" East at last said point, with a curve radius of 556.50 feet, through a central angle of 0° -31' -35" for an arc distance of 5.113 feet to a point at which said curve is tangent to the course South 78° -35' -56" East; thence leaving said Northerly Right-of-Way line of Airport Blvd., North 0° -16' -59" West 23.079 feet; thence North 40° -54' -11" East 274.174 feet to a point which is Southerly 2.500 feet from said Northerly line of Block No. 3; thence North 89° -43' -01" East 263.751 feet; thence North 0° -16' -59" West 2.500 feet; thence South 89° -43' -01" West 17.500 feet to the said described point of beginning.

DESCRIPTION CONTINUED. . .

PARCEL FOUR:

A non-exclusive easement for ingress and egress more particularly described as follows:

BEGINNING at the most Northerly corner of Lot #1, Block No. 3, as said Lot and Block are shown on that certain Map entitled, "ANZA AIRPORT PARK UNIT NO. 5 BURLINGAME SAN MATEO COUNTY, CALIFORNIA", which Map was recorded in Volume 68 of Maps at Page 13 on July 26, 1968, Official Records of San Mateo County, California; thence from said described point of beginning North 38° -00' West for a distance of 56.54 feet to a point; thence along the arc of a curve to the right, which curve is tangent to the course North 59° -31' -51" East at last said point, said curve having a radius of 628.00 feet, through a central angle of 11° -49' -54", for a arc distance of 129.68 feet; thence radially to last said curve South 18° -38' -15" East for a distance of 28.00 feet to a point; thence along the arc of a curve to the right, which curve is radial to last said course at last said point, a said curve having a radius of 600.00 feet, through a central angle of 18° -21' -16", for an arc distance of 192.21 feet; thence North 89° -43' -01" East for a distance of 234.46'; thence North 44° -43' -01" East for a distance of 83.21 feet; thence South 0° -16' -59" East for a distance of 86.84 feet; thence South 89° -43' -01" West for a distance of 293.30 feet; thence along the arc of a curve to the left with a radius of 572.00 feet, through a central angle of 29° -26' -38", for an arc distance of 293.95 feet to the said described point of beginning.

A.P.N. 026-342-090

J.P.N. 26-34-342- 9
R/W 26-34-342-28
R/W 26-34-342-05
R/W 26-34-342-06
R/W 26-34-342-07
R/W 26-34-342-22
R/W 26-34-342-23

EXHIBIT B

INITIAL IMPROVEMENT OF PREMISES

1 The Improvements

Lessor, through its General Contractor, shall furnish and install within the Premises those items of general construction (the "Improvements") shown on those plans and specifications finally approved by Lessor and Lessee pursuant to Paragraph 6(d) below (the "Final Plans and Specifications") in compliance with all applicable codes and regulations.

2. Cost of the Improvements

As its contribution to the Improvements referred to in Paragraph 1 above, Lessor shall bear the cost of the following Tenant Standard Items:

Partitions

All interior standard ceiling height partitions to be sheetrock, taped and painted.

Doors, Frames and Hardware

One standard double entrance door with lock and closer; all standard interior doors with standard pass-set hardware.

Ceiling

Standard acoustical T-bar with an off-white finish

Finishes

Building standard, according to color scheme selected from approved alternatives provided by Seccombe Design Associates.

Lighting

Recessed 3-tube fluorescent light ceiling fixtures and required wall switches.

Window Covering

Building standard mini-blinds on all exterior glass.

Floor Covering

Building standard carpet, except in computer and kitchen areas.

INITIAL

Fire Sprinklers

Ceiling fire sprinklers in compliance with standard building code requirements.

Heating, Ventilating, Air Conditioning

One distribution box with supply and return grills and controls for each 1,000 square feet of Allowance Area.

Electrical

(a) Computer Room Requirements:

(1) Power

There should be a power room in the building which can house a 64" x 22" x 33" line conditioner with adequate ventilation. Line conditioner to be provided by Tenant; there shall be no interrupted power service.

The room housing the line conditioner should have available sufficient amperage to handle a 22.5 KVA conditioner, three (3) phase, with 208 Volts input and 208Y/120 Volts output.

There should be three (3) phase wiring going from the power room to the computer room. Again, the wiring should handle the 22.5 KVA line conditioner (at least 120 amp wiring).

There should be a three (3) phase power panel in the computer room which can handle the 22.5 KVA line conditioner's output.

The computer room should have the following NEMA receptacles:

-- L21-30R
-- L5 -30R
-- 5 -15R

The printer room should have the following NEMA receptacle:

5 -15R

The above receptacles should be placed in positions according to the hardware layout.

There shall be a raised floor in the computer room with a maximum height 6" above structural floor.

The air conditioner must produce at least five (5) tons of air-conditioning 24 hours per day and seven days per week. Maintenance of separate unit to be by Tenant.

Proper ventilation shall be provided in floor.

Dustless ceiling tiles.

Wiring

Landlord shall provide electrical outlets adequate to service private offices and common areas. Landlord shall provide electrical outlets to service the open office partition areas. Such wiring to be dropped down existing columns where appropriate.

Deckconnect wall plates telephone and termina

Telephone and related wiring from telephone switch to wall plate).

Computer and related wiring coaxia cable from computer to wal plates).

Dedicated 220 ine for Richo copier

Conference Room

Shall be of high quality providing the following amenities:

White board (2 screen size).

Built-in dual screens to be pulled down surface mounted. Landlord shall provide an allowance for the above-mentioned cost and installation in the event Lessee desires to upgrade, at their own cost, to an electrically operated screen.

Adjustable Lighting with dimmer switches on some incandescent down lights.

Lessee to pay for Conference Room cabinets top and visual enclosure). Estimated cost of $2,800.00.

Kitchen Area

Shall include sink, dishwasher, top and bottom counters, and vinyl tile floor covering.

Signage

A Logo Sign, custom designed for McCue Systems, Incorporated but otherwise in accordance with the building's plan, to be placed at the entrance to the subject space from the common area (corridor).

3. Plans and Specifications

(a) Lessor, through its architects, shall furnish all architectural and engineering Plans and Specifications required for the Improvements. Lessee, at its own expense, shall provide instructions to Lessor's architects sufficient to enable Lessor's architects to prepare complete Plans and Specifications in accordance with the Progress Schedule set forth in Paragraph 6 below.

INITIAL

(b) All Plans and Specifications referred to herein are subject to Lessor's approval, which Lessor agrees shall not be unreasonably withheld.

(c) Lessor shall bear the cost of architectural and engineering services for the Tenant Standard Items to be provided by Lessor under Paragraph 2 above to a maximum of $1.00 per square foot of leasable area.

(d) Lessee shall pay the cost of architectural and engineering services not borne by Lessor under Paragraph 3(c) above. In addition, Lessee shall pay for any revisions of Plans and Specifications requested by Lessee following preliminary approval of Plans and Specifications as provided for in Paragraph 7(b) of the Progress Schedule.

(e) Any architectural services for Lessee's work referred to in Paragraph 5 below or interior design services, such as selection of colors, finishes, fixture, furnishings or floor coverings, shall be at Lessee's sole cost.

4. Base Building Design Changes

(a) If Lessee shall request any change, addition, or alteration in Base Building Design (as hereinafter defined) and Lessor shall approve such changes, Lessor shall have revised drawings and specifications prepared and Lessee shall reimburse Lessor for the costs thereof. Upon the completion of such revised drawings and specifications, Lessor shall notify Lessee in writing of the construction costs which will be chargeable to Lessee by reason of such change, addition or deletion, and Lessee shall reimburse Lessor for such cost within twenty (20) days of submittal of a bill thereof.

(b) "Base Building Design" for purposes hereof shall be as shown in the plans entitled "Drawings and Specifications for McCue Systems," prepared by Seccombe Design Associates and approved by Lessor.

5. Lessee's Own Work

Any work not shown in the Final Plans and Specifications and not included in Lessor's work pursuant to Paragraph 1 above, such as telephone service, furnishings and floor coverings, for which Lessee contracts separately, shall be subject to the Building's policies and schedules and shall be conducted in such a way as not to unreasonably hinder or delay completion of the improvements. Lessee's suppliers and contractors shall be approved by Lessor prior to the commencement of their work and shall be subject to Lessor's administrative control and supervision. Lessor shall give access to Lessee's suppliers and contractors so as to achieve timely completion and occupancy. Lessee shall be responsible for lifting charges for work under this paragraph, unless otherwise included in Lessee's costs.

INITIAL

6. Progress Schedule

Lessor and Lessee shall each use their respective best efforts, subject to events beyond the control of either, to maintain the following Progress Schedule for the provision of information, each to the other, in order to meet Lessor's and Lessee's completion dates:

	Action	Responsibility	Date or Time
(a)	Instructions to Lessor's architects under Paragraph 3(a).	Lessee	12/08/87
	Preliminary approval of Plans and Specifications prepared by Lessor's architects.	Lessee	01/12/88
	Completion of Plans and Specifications by Lessor's architects.	Lessor	01/29/88
	Final approval of Plans and Specifications.	Lessee	2 days after receipt from Lessee.
	Commencement of the improvement work.	Lessor	Upon receipt of building permit from city authorities.

7. Completion and Rental Commencement Date

It is agreed that notwithstanding the rental commencement date provided in the Lease, Lessee's obligation for the payment of rental under the Lease shall not commence until Lessor has substantially completed all work to be performed by Lessor in accordance with this Exhibit B, provided, however, that if Lessor shall be delayed in substantially completing said work as a result of:

(a) Lessee's failure to furnish complete instructions or to approve plans and specifications in accordance with the Progress Schedule;

(b) Lessee's changes to Plans and Specifications after the Final Approval Date; or

(c) Lessee's request for materials, finishes, or installations other than Tenant Standard, then the rental commencement date shall be advanced by the number of days of such delay.

(D) LESSOR SHALL PERMIT LESSEE OCCUPANCY OF SUBJECT SPACE A MINIMUM OF (7) SEVEN DAYS PRIOR TO COMPLETION OF IMPROVEMENTS.

INITIAL

0017D

FIRST ADDENDUM TO LEASE
BETWEEN
McCUE SYSTEMS, INCORPORATED
AND
SEABREEZE I VENTURE
DATED JANUARY 11, 1988

1. BASE RENT

Pursuant to Paragraph 3(a) of the Lease, the base rent is as follows:

Months 0 - 3:	Base Rent Waived
Months 4 - 6:	7,500 x $1.01 Full Service/S.F. or $7,575.00/month
Months 7 - 12:	8,274 x $1.01 Full Service/S.F. or $8,356.74/month
Months 13 - 24:	8,274 x $1.01 Full Service/S.F. or $8,356.74/month
Months 25 - 36:	8,274 x $1.31 Full Service/S.F. or $10,838.94/month
Months 37 - 48:	8,274 x $1.46 Full Service/S.F. or $12,080.04/month
Months 49 - 60:	8,274 x $1.66 Full Service/S.F. or $13,734.84/month

2. MOVING EXPENSES

Lessor, as an additional inducement for McCue Systems, Incorporated, entering into this Lease, agrees to provide Sixteen Thousand Four Hundred Eighty Dollars ($16,480) in Cash to McCue Systems, Incorporated, to defray its moving costs.

0018D
1/11/88

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SECOND ADDENDUM TO LEASE

THIS SECOND ADDENDUM TO LEASE ("Addendum") is dated for reference purposes as _______________, 1988, and is made between SEABREEZE I VENTURE, a California general partnership ("Landlord"), and MCCUE SYSTEMS, INCORPORATED, a _______________ ("Tenant"), to be a part of that certain Office Lease Standard Agreement, of even date herewith between Landlord and Tenant, and that certain Addendum of even date therewith (herein the "Lease Form") concerning 8,274 square feet of space, located in 111 Anza Boulevard (the "Building") in the City of Burlingame, County of San Mateo, State of California ("the "Premises"). Landlord and Tenant agree that the Lease Form is hereby modified and supplemented as follows:

1. Commencement Date. Notwithstanding anything to the contrary in the Lease

A. The Lease shall commence (the "Commencement Date") on the later of (i) April 15, 1988 or (ii) the date by which all of the following have occurred: (a) Landlord has substantially completed the "Tenant Improvements" in accordance with paragraph 2 of this Addendum, (b) there remains no incomplete or defective item of Tenant Improvements that would interfere in any material way with Tenant's intended use of the Premises; (c) Landlord has delivered physical possession of the Premises to Tenant; and (d) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises for Tenant's intended use for general office purposes. Landlord and Tenant agree to enter into a letter agreement setting forth the Commencement Date once actually determined.

B. If the Commencement Date does not occur on or before April 15, 1988, Landlord agrees to pay on behalf of Tenant any penalties or increased rent which may be assessed by Tenant's present landlord solely as a result of Tenant's holding-over in its existing premises beyond the term of its present lease, provided that in no event shall Landlord be obligated to pay any such penalties or increased rent in excess of $3,000 per month and provided further that Landlord shall have no liability whatsoever for any such penalty or rent for any period of delay attributable in whole or in part to fire, earthquake, other act of God or the elements, war, civil commotion, strike, unavailability of materials, uncustomary delays by the City of Burlingame in issuing permits, building moratoriums, Tenant's failure to approve in a timely manner the plans and working drawings described in Exhibit B or requests by Tenant for changes in such plans or working drawings after initial approval has been given.

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C. If the Commencement Date has not occurred for any reason whatsoever on or before July 1, 1988, then (i) Tenant may terminate this Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant, together with interest thereon from the date of the termination until paid at two percent (2%) plus the "prime rate" charged by Wells Fargo Bank or the highest rate permitted by law, whichever is less (herein the "Interest Rate"); or (ii) at Tenant's election, the date Tenant is otherwise obliged to commence payment of rent shall be delayed by one day for each day that the Commencement Date is delayed beyond July 1, 1988.

2. Tenant Improvements. At Landlord's sole cost and expense, Landlord shall construct the improvements (the "Tenant Improvements") described in the plans and specifications which are to be prepared in accordance with Exhibit "B" of the Lease Form, entitled "Initial Improvement of Premises." The Tenant Improvements shall be constructed in accordance with said plans and specifications, in a good and workmanlike manner, and using new materials and equipment of good quality.

3. Acceptance of Premises. Notwithstanding anything to the contrary in the Lease, Tenant's preparation of a "punch list" or acceptance of the Premises shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements or the Premises repaired at Landlord's sole expense, provided that Tenant gives Landlord written notice of any such defects within 60 days following the Commencement Date. Tenant shall give notice to Landlord within such 60 day period whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable. Landlord also hereby assigns to Tenant all warranties with respect to the Premises which would reduce Tenant's maintenance obligations hereunder and shall cooperate with Tenant to enforce all such warranties.

4. Compliance with Laws. At the Commencement Date, the Premises and the Building shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's") all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes (collectively "Laws") applicable thereto. Tenant shall not be required to comply with or to pay the cost of complying with any CC&R's, underwriter's requirements or Laws in existence on the Commencement Date which are applicable to the Premises or the Building, unless such compliance is necessitated solely because of Tenant's particular use of the Premises or relates to alterations or improvements made by Tenant or at Tenant's expense.

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5. Use of Premises. Landlord acknowledges that Tenant's use of the Premises for general office purposes is permitted by all Laws, CC&R's, and fire underwriter's requirements presently applicable to the Building or the Premises and that electricity, water, janitorial, heating, ventilating, air conditioning and other services, at the levels generally provided for office uses in comparable buildings in the vicinity of the Premises, will be available to Tenant at all times during the Lease term, unless interrupted by circumstances outside the control of Landlord. Landlord shall supply electricity and air-conditioning to the computer room in the Premises 24 hours daily, 7 days a week. Tenant shall pay to Landlord as additional rent all costs of supplying such electricity outside of normal Building hours. If the Premises or Building should become not reasonably suitable for Tenant's use for a period of 48 hours or more as a consequence of fire, casualty, exercise of eminent domain, cessation of utilities or other services required to be provided to the Premises by Landlord, or the presence of any material which is now or hereafter regulated by any governmental authority or which poses a hazard to the environment or human life ("Hazardous Material"), which does not result from Tenant's use, storage or disposal of such material in or about the Premises or otherwise arise out of the negligence or intentional conduct of Tenant or Tenant's employees or invitees (each of the foregoing herein referred to as an "Event Interfering with Tenant's Use"), then Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. If the Event Interfering with Tenant's Use cannot be corrected or the damage resulting therefrom repaired so that the Premises will be reasonably suitable for Tenant's intended use within sixty (60) days following the occurrence of such event, then either Tenant or Landlord may terminate this Lease by delivery of written notice to the other at any time after occurrence of the Event Interfering with Tenant's Use.

6. Alterations, Additions and Improvements. Notwithstanding anything to the contrary in the Lease

A. Tenant may construct at its expense alterations, additions and improvements ("Alterations") in the Premises, provided that Tenant shall obtain Landlord's prior approval of the plans and specifications for such Alterations and provided further that Tenant shall deliver to Landlord copies of all permits required to perform such work and shall comply with all CC&R's and Laws applicable thereto. If Landlord does not notify Tenant in writing of its approval or disapproval of the plans and specifications for the Alterations within fifteen (15) business days following Tenant's request for approval, then Landlord shall be deemed to have approved the proposed Alterations.

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B. Upon request, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove any Alterations from the Premises upon termination of the Lease.

C. All Alterations, trade fixtures and personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times during the Lease Term remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations, which shall become the property of Landlord upon the expiration or earlier termination of the Lease, Tenant may at any time remove Tenant's Property from the Premises, provided Tenant repairs all damage caused by such removal.

D. Landlord shall have no lien or other interest whatsoever in Tenant's trade fixtures or personal property located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests. Within ten (10) days following Tenant's request, Landlord shall execute documents in reasonable form to evidence Landlord's waiver of any right, title, lien or interest in Tenant's trade fixtures or personal property located in the Premises.

E. Tenant shall have no obligation to insure any property in the Premises, other than Tenant's Property, from fire or other casualty and Tenant shall be entitled to all insurance proceeds and condemnation awards and settlements payable with respect to Tenant's Property.

7. <u>Default and Late Charge</u>. Notwithstanding anything to the contrary in the Lease, Tenant shall not be deemed to be in default, nor shall any late charge or interest be imposed, on account of (i) Tenant's failure to pay money to Landlord, unless Tenant's failure to pay continues for more than five (5) days after such payment is due, (ii) Tenant's failure to perform any covenant of this Lease (other than a covenant to pay money to Landlord), unless Tenant's failure to perform such covenant continues after written notice from Landlord for a period of thirty (30) days or such longer time as may reasonably be required to cure the default, (iii) vacation of the Premises, or (iv) the filing of an involuntary bankruptcy petition, the appointment of a receiver, the attachment of any interest in the Lease or of Tenant's other assets or the exercise by any third party of any other remedy with respect to Tenant, Tenant's interest in this Lease or Tenant's other assets, unless the petition, receiver, attachment or other remedy is not discharged within sixty (60) days. All notices of default to Tenant shall be personally delivered or delivered by prepaid, overnight commercial courier to Tenant at the Premises.

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8. Repairs and Maintenance. Notwithstanding anything to the contrary in the Lease, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord or any other occupant of the Building, or their respective agents, employees or contractors, (ii) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (iii) required as a consequence of any violation of Law or construction defect in the Premises or the Building as of the Commencement Date, (iv) for which and to the extent Landlord has a right of reimbursement from others, (v) to the heating, ventilating, air conditioning, (other than the air-conditioner installed for Tenant's separate use) electrical, water, sewer, and plumbing systems serving the Premises or the Building, and (vi) to any portion of the Building outside of the demising walls of the Premises. Tenant's obligation, if any, to reimburse Landlord for the costs of such repairs, maintenance and improvements shall be governed by the other provisions of this Lease.

9. Expenses. Notwithstanding anything to the contrary in the Lease, in no event shall Tenant have any obligation to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively "Costs"):

A. Losses Caused By Others. The Costs occasioned by the wrongful act, omission or violation of Law by Landlord, any other occupant of the Building, or their respective agents, employees or contractors.

B. Casualties and Condemnations. The Costs occasioned by fire, acts of God, or other casualties, except to the extent covered by Tenant's insurance or applicable to Tenant's Property, or by the exercise of the power of eminent domain.

C. Capital Improvements. The Costs relating to repairs, alterations, improvements to portions of the Building other than Premises or to equipment and tools which must be capitalized under generally accepted accounting principles, except as provided in paragraph 4 of the Lease Form.

D. Reimbursable Expenses. The Costs for which Landlord has a right of reimbursement from others.

E. Construction Defects. The Costs to correct any construction defect in the Building or the Premises or to comply with any CC&R, underwriter's requirement or Law applicable to the Premises or the Building on the Commencement Date.

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F. Utilities or Services. The Costs (i) arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Building, or (ii) associated with utilities and services of a type not provided to Tenant.

G. Interior Improvements. The Cost of any renovation, improvement, painting or redecorating of any portion of the Building not made available for Tenant's use.

H. Leasing Expenses. Fees, commissions, attorneys' fees, and other Costs incurred in connection with negotiations or disputes with any other occupant of the Building (other than Tenant) of the terms and conditions of any lease or other agreement.

I. Reserves. Depreciation on real property, amortization (except as provided in paragraph 4 of the Lease Form) or other expense reserves.

J. Mortgages. Interest, charges and fees incurred on debt except for improvements required to comply with applicable law, payments on mortgages and rent under ground leases.

K. Parking and Other Concessions. The Costs incurred in connection with the operation of any parking or other commercial concession within the Building.

L. Promotion. Advertising or promotional Costs

M. Art. Acquisition costs of sculptures, fountains paintings and other art objects.

N. Insurance. Increases in insurance Costs caused solely by the activities of another occupant of the Building.

O. Hazardous Materials. The Costs incurred to investigate the presence of any Hazardous Material, Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Building and any judgments or other Costs incurred in connection with any Hazardous Material exposure or release, except to the extent caused by the storage, use or disposal of the Hazardous Material in question by Tenant.

P. Management. Wages, salaries, compensation, and labor burden for any employee of Landlord not stationed in the Building on a full-time basis or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Building in excess of the management fee

which would be charged by a professional management service for operation of comparable buildings in the vicinity.

Q. Duplication. The Costs and expenses which Tenant pays directly to a third person.

10. Computation of Base Amount; Lessee's Initial Percentage Share. If Tenant has any obligation to pay expenses which are determined with relation to a base amount, Tenant shall have no obligation to reimburse Landlord for any Cost of a type not also included in said base amount. If the base amount is not based on twelve months actual operation of the Property at full capacity, then the base amount and actual expenditures for subsequent years shall be increased to reflect a fully leased Building. Notwithstanding anything to the contrary which may be provided herein, the Base Rent described in paragraph 3(a) of the Lease Form shall be subject to adjustment as provided in paragraph 3(b) of the Lease Form. Lessee's initial Percentage Share, as defined in paragraph 4(a) of the Lease Form, shall be 8%.

11. Insurance; Indemnity; Waiver of Subrogation. Notwithstanding anything to the contrary in the Lease:

(A.) Landlord shall purchase and keep in force during the term of this Lease fire and extended coverage insurance covering the Premises and the Building, including the structure and improvements, which shall include vandalism and malicious mischief coverage, in the amount of the full replacement value thereof or such lesser amount as the holders of the indebtedness secured by the Building may permit.

(B.) Tenant shall neither release Landlord from, nor indemnify Landlord with respect to: (i) the gross negligence or willful misconduct of Landlord, the other occupants of the Building, or their respective agents, employees, contractors or invitees; or (ii) a breach of Landlord's obligations or representations under this Lease.

(C.) Landlord shall indemnify and hold harmless Tenant from all damages, liabilities, judgments, actions, attorneys' fees, consultants' fees, cost and expenses arising from the gross negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees, or the breach of Landlord's obligations or representations under this Lease.

(D.) Tenant shall obtain and at all times during the term hereof keep in force at its own cost (i) Fire Insurance in the amount of the full replacement cost of improvements to the Premises constructed by or for Tenant and (ii) Comprehensive General Liability insurance with limits of $1,000,000 each

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occurrence and $1,000,000 general aggregate for Bodily Injury, Personal Injury and Property Damage Liability. The insurance proscribed by this paragraph shall be issued by companies rated at least A by A.M. Best Company (Property - Casualty Guide) or otherwise acceptable to Landlord. The Comprehensive General Liability Insurance shall name Landlord as an additional insured with respect to the Premises and should provide that such policies cannot be cancelled without ten (10) days prior notice to Landlord. Landlord and Tenant shall each obtain from their respective fire insurers a waiver of all rights of subrogation which the insurer of one party may have against the other party and Landlord and Tenant shall each indemnify the other against any loss or expense including reasonable attorneys' fees resulting from the failure to obtain such waiver.

12. Assignment and Subletting. Tenant may, without Landlord's prior written consent and without any participation by Landlord in assignment and subletting proceeds, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant's assets located in the Premises, provided that the intended use of the successor Tenant is for general office purposes and provided further, in the case of (i) above, that Tenant remains primarily liable for all of Tenant's obligations under this Lease or, in the case of (iii) above, Landlord shall have approved the creditworthiness of such purchaser. For the purpose of this Lease, sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. Landlord's consent to any proposed assignment or subletting shall not be unreasonably withheld and, if not given or withheld within fourteen (14) days following Tenant's request for consent, shall be deemed given.

13. Subordination. Notwithstanding anything to the contrary in the Lease, subordination of Tenant's leasehold interest to a mortgage, deed of trust, ground lease or instrument of security, and Tenant's attornment to any party is conditioned upon (i) recognition and continuation of this Lease upon foreclosure of the deed of trust, mortgage or security interest or termination of the ground lease provided Tenant is not then in default of its obligations under the Lease, and (ii) the performance by the successor of all obligations to be performed by the Landlord under the Lease on and after the date of the attornment. If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall not be relieved of its obligations under the Lease, unless and until Landlord transfers any security deposit of Tenant to its successor and the

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successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer.

14. Parking. Without charge, Tenant shall have the exclusive use of not less than twenty-two (22) unreserved parking spaces within the covered parking area and seven (7) unreserved parking spaces within the non-covered parking area indicated on Schedule 1 hereto. Landlord shall in no event oversubscribe parking.

15. Common Areas. Landlord shall use its best efforts not to alter any Common Area of the Building in a manner which would unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights.

16. Hazardous Materials. Tenant shall indemnify, defend and hold harmless Landlord from any judgment, damages, losses, claims, actions, attorneys' fees, consultant's fees, costs or expenses which are directly caused by Tenant's use, storage or disposal of Hazardous Materials in or about the Premises. Tenant shall have no other liability to Landlord or any of its officers, agents or partners as a consequence of the presence of Hazardous Materials in or about the Premises.

17. Rules and Regulations. Tenant shall not be required to comply with any new rule or regulation, unless the same applies non-discriminatorily to all occupants of the Building and does not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights.

18. Approvals. Whenever the Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

19. Reasonable Expenditures. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be shall be reasonably incurred at a competitive price, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

20. Surrender. Notwithstanding anything to the contrary in the Lease, Tenant's obligation to surrender the Premises shall be fulfilled if Tenant surrenders possession of the Premises in the condition existing at the commencement of the

Lease, ordinary wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than those stored, used or disposed of by Tenant in or about the Premises), and interior improvement which Landlord states in writing may be surrendered at the termination of the Lease excepted.

21. Attorney's Fees. If any arbitration, suit or other proceeding is instituted by any party with respect to the Lease or the Premises, then the prevailing party in such action shall be entitled to recover its attorneys' fees, expert's fees, and such other costs as may be awarded by a court or arbitrator.

22. Option to Extend.

A. Landlord hereby grants to Tenant one option (the "Option") to extend the term of this Lease, for an additional term of three (3) years, commencing when the initial term expires, upon the terms and conditions set forth in this paragraph.

B. Tenant may exercise such option with respect to all space then occupied by Tenant, provided Tenant is not in default of its obligations under the Lease on the date of exercise and on the commencement date of the extended term, by giving Landlord written notice of its intention not less than one hundred eighty days prior to the expiration of the then existing term of this Lease.

C. If this Option is exercised, the basic rent for the Premises shall become ninety-five percent (95%) of the then current fair market monthly rent ("Fair Market Rent") for the Premises as of the option period commencement date, as determined by the agreement of the parties or, if the parties cannot agree, within thirty (30) days following Landlord's receipt of Tenant's notice of intention to extend, then by an appraisal, provided that Tenant may, in its sole discretion, rescind its exercise of the Option by giving written notice of its election to rescind at any time prior to five (5) business days following the end of the thirty (30) day period. All other terms and conditions contained in the Lease and this Addendum, as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the option term.

D. If it becomes necessary to determine the fair market rental value for the Premises by appraisal, real estate appraiser(s), all of whom shall be members of the American Institute of Real Estate Appraisers and who have at least five (5) years experience appraising office space located in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedures:

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(i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the notifying party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

(ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

(iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Option period by the agreement of at least two (2) of the appraisers.

(iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notifying both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Fair Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

(v) The appraisers' determination of Fair Market Rent shall be based on rental of space in the general vicinity of the Building of the same age, construction, size, location, quality and building amenities as the Premises and the Building with the improvements installed therein at Landlord's expense and shall take into account Tenant's obligations to pay additional rent under this Lease. In determining Fair Market Rent, the appraisers shall not consider any alterations installed in the Premises at Tenant's expense.

(vi) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

23. Entry By Landlord. Except in the case of an emergency, Landlord shall provide Tenant with at least twenty-four (24) hours prior written notice of any entry into the Premises and shall be accompanied by Tenant's representative. Landlord shall at all times comply with Tenant's reasonable security regulations and shall interfere to the least extent reasonably possible with Tenant's occupancy during any entry into the Premises.

24. Grant of Options to Expand. Landlord hereby grants to Tenant two options to lease two additional spaces of One Thousand (1,000) ~~usable~~ RENTABLE square feet each in the Building plus appurtenant parking rights at the rate of three spaces in an adjacent covered structure and one space in an adjacent noncovered area under the terms hereof (the "First Expansion Option" and the "Second Expansion Option").

a. First Expansion Option. Tenant shall have the right to lease an additional 1,000 square feet of ~~usable~~ RENTABLE area located on the same floor as and adjacent to the initial Premises (the "First Expansion Space") commencing on the thirteenth month anniversary of the Commencement Date, provided that Tenant is not in default of any of its obligations under the Lease on the date of exercise of the First Expansion Option or on the Commencement Date for the option term.

1. Exercise of First Expansion Option. Tenant shall exercise the First Expansion Option by delivering a written notice to Landlord on or before 5:00 p.m. Pacific Standard Time on that date which is the nine month anniversary of the Commencement Date.

2. Rent for First Expansion Space: The rent for the First Expansion space shall be as follows:

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- Commencement Date For Tenant's Lease of the First Expansion Space to Second Anniversary of Commencement Date of Lease - $1.01 per usable square foot

- Second Anniversary of Commencement Date of Lease to Third Anniversary of Commencement Date of Lease - $1.31 per usable square foot

- Third Anniversary of Commencement Date of Lease to Fourth Anniversary of Commencement Date of Lease - $1.46 per usable square foot

- Fourth Anniversary of Commencement Date of Lease to Fifth Anniversary of Commencement Date of Lease - $1.66 per usable square foot

3. Lease Terms for First Expansion Space. All terms and conditions in the Lease of the First Expansion Space apart from the rental shall be identical to this Lease of the Premises, including, without limitation, the lease term for the First Expansion Space, which shall be coterminous with the Lease term for the initial Premises.

b. Second Expansion Option. Provided Tenant exercises its First Expansion Option and provided further that Tenant is not in default of any of its obligations under the Lease on the date of exercise or the date such option term commences, Tenant shall have the right to lease an additional 1,000 square feet of usable space on the same floor as and adjacent to the First Expansion Space (the "Second Expansion Space") commencing on the twenty-fifth month anniversary of the Commencement Date.

1. Exercise of Second Expansion Option. Tenant shall exercise the Second Expansion Option by delivering a written notice to Landlord on or before 5:00 p.m. Pacific Standard Time on the nineteenth month anniversary of the Commencement Date.

2. Rent for Second Expansion Space. The rent for the Second Expansion Space shall be as follows:

- Commencement Date for Tenant's Lease of the Second Expansion Space to Third Anniversary of Commencement Date of Lease - $1.31 per usable square foot

- Third Anniversary of Commencement Date of Lease to Fourth Anniversary of Commencement Date of Lease - $1.46 per usable square foot

- Fourth Anniversary of Commencement Date of Lease to Fifth Anniversary of Commencement Date of Lease - $1.66 per ~~usable~~ RENTABLE square foot

3. Lease Terms for Second Expansion Space. All terms and conditions and the Lease of the Second Expansion Space apart from the rental shall be identical to this Lease of the Premises, including, without limitation, the lease term for the Second Expansion Space, which shall be coterminous with the Lease term for the initial Premises.

c. Tenant Improvements. Landlord shall pay for the cost of "Standard Improvements" for the First Expansion Space and the Second Expansion Space. For purposes hereof, the term "Standard Improvements" shall mean: (i) a standard office build-out with a maximum of two private offices per 1,000 ~~usable~~ RENTABLE square feet (the remainder to be open office space); (ii) new carpet, paint, wall covering, and wiring to a standard that is consistent with that existing in the Premises as of the Commencement Date of the Lease.

25. Quiet Possession. Landlord warrants that so long as Tenant is not in default under this Lease, Tenant's quiet undisturbed possession of the Premises shall not be disturbed.

26. Landlord's Authority. Each signatory of this Lease for Landlord warrants that this Lease is the duly authorized, valid and binding obligation of Landlord, that Landlord has the authority to execute the Lease, and that Landlord is the record owner of the Building.

27. Effect of Addendum. In the event of any inconsistency between this Second Addendum and the Lease Form, the terms of this Second Addendum shall prevail. As used herein, the term "Lease" shall mean the Lease Form, the Addendum to Lease of even date therewith (the "First Addendum"), this Second Addendum and all riders, exhibits, rules, regulations, covenants, conditions

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and restrictions referred to in the Lease Form or the First Addendum.

LANDLORD:	TENANT:
SEABREEZE I VENTURE, a California general partnership	MCCUE SYSTEMS, INCORPORATED, a Corporation
By: SeaBreeze Plaza Associates, a California limited partnership	By: [signature]
By: [signature] John A. Raiser, General Partner	Printed Name: D.E. LUNDGREN
	Title: PRESIDENT/CEO
Date: 1/15/88	Date: 1/12/88
By: [signature] Harvey E. Chapman, Jr. General Partner	By:
	Printed Name:
Date: 1/15/88	Title:
	Date:

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